                                  SCHEDULE 14A
                                 (Rule 14a-101)


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
                                                   [  ] Confidential, for use of
[ ] Definitive Proxy Statement                             the Commission only
[ ] Definitive Additional Materials           (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                                Paxar Corporation
                                -----------------
                (Name of Registrant as Specified In Its Charter)

                                Paxar Corporation
                                -----------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:___________________________
        (2) Aggregate number of securities to which transaction applies:________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1________________________
        (4) Proposed maximum aggregate value of transaction:____________________
        (5) Total fee paid:__________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount Previously Paid:$______________
        (2)    Form, Schedule or Registration Statement No.: _________________
        (3)    Filing Party: _________________
        (4)    Date Filed: __________________

                                Paxar Corporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             May 7, 1998, 9:30 a.m.
                                Rihga Royal Hotel
                              151 West 54th Street
                            New York, New York 10019

To the Shareholders of Paxar Corporation:

        We will hold the Annual Meeting of Shareholders of Paxar Corporation, a New York corporation, at the time and place indicated above for the following purposes:

            1.    To elect five Directors to serve for a two-year term;

            2. To amend our Restated Certificate of Incorporation to permit us to make loans to directors who are also officers as permitted by Section 714 of the New York Business Corporation Law;

            3. To ratify the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 1999; and

            4. To transact any other business as may properly come before the meeting.

        You must be a Shareholder of record at the close of business on March 26, 1999 to be entitled to notice of the 1999 Annual Meeting and to vote at the 1999 Annual Meeting.

                                             By Order of the Board of Directors,


                                             Daniel S. Bishop, Secretary
White Plains, New York
April 7, 1998


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 1999 Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it to us in the enclosed envelope. You may revoke your proxy at any time before it is voted. If you do execute a proxy, you may still attend the 1999 Annual Meeting and vote in person if you prefer.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING                                          1
             Information About Attending the Annual Meeting                   1
             Information About this Proxy Statement                           1
             Information About Voting                                         1
             Information About Votes Necessary for Action to Be Taken         1

ACTIONS TO BE TAKEN AT THE ANNUAL MEETING                                     3

    PROPOSAL 1:  ELECTION OF FIVE DIRECTORS                                   3
                     Biographical Information About Nominees                  3
                     Biographical Information about Directors                 4

             MEETINGS OF THE BOARD OF DIRECTORS
             AND INFORMATION REGARDING COMMITTEES                             5

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
             OWNERSHIP & MANAGEMENT                                           6

             EXECUTIVE COMPENSATION                                           8
                     Option Grants in Last Fiscal Year                        9
                     Aggregated Option Exercises in Last Fiscal Year And
                            Fiscal Year End Option Values                     9
                     Compensation of Directors                                10
                     Employment Contracts and Termination and
                            Change of Control Arrangements                    10
                     Compensation Committee Interlocks
                            and Insider Participation                         12
                     Report of the Compensation Committee of the Board
                            of Directors on Executive Compensation            12
                     Long Term Incentives                                     13

             PERFORMANCE GRAPH                                                13

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                   14
                     Plant Lease                                              14
                     Other Relationships and Related Transactions             14

    PROPOSAL 2: AMENDING PAXAR'S RESTATED CERTIFICATE
                OF INCORPORATION                                              14

    PROPOSAL 3:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS               15

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE                                 15

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS                                 16

PAXAR'S ANNUAL REPORT ON FORM 10K                                             16

                                Paxar Corporation
                            105 Corporate Park Drive
                          White Plains, New York 10604
                                 (914) 697-6800

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                      INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

    Our 1999 Annual Meeting of Shareholders will be held on Friday, May 7, 1999 at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, at
9.30 a.m. All shareholders of record at the close of business on March 26, 1999, may attend and vote at the Annual Meeting.

Information About this Proxy Statement

        We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. We began mailing these proxy materials on April 7, 1999 to all shareholders of record at the close of business on March 26, 1999. We will bear the entire expense of soliciting these proxies by use of the mails.

Information about voting

        You can vote on matters coming before the Annual Meeting by proxy or in person.

        o By Proxy-You can vote by signing, dating and returning the proxy card. If you do this, the individuals named on the card will be your proxies and they will vote your shares in the manner you indicate. You may specify on your proxy card whether they should vote your shares:

               -      for all, some or none of the nominees for director;

               - for or against the amendment to our Restated Certificate of Incorporation to permit us to make loans to our directors who are also officers as provided by Section 714 of the New York Business Corporation Law;

               - for or against the ratification of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999.

                      If you do not indicate instructions on the card, your
               proxies will vote your shares FOR the election of directors, FOR the approval of the amendment to the Restated Certificate of Incorporation, and FOR the ratification of Arthur Andersen.

                      The Board of Directors anticipates that all of the
               nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for director is not available for election, your proxies will have discretionary authority to vote in accordance with their best judgment in such matters unless the proxy card is marked to the contrary.

        o In Person-You may attend the Annual Meeting and cast your vote there. You may do this even if you have executed the enclosed proxy card.

        You may revoke the proxy at any time before its is voted by sending a written notice of revocation to our Secretary, Daniel S. Bishop, by providing a later dated proxy, or by voting in person at the Annual Meeting. If you want to vote at the 1999 Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.


Information About Votes Necessary for Action to be Taken

        As of March 26, 1999, there were 47,224,744 shares of our common stock issued and outstanding. The common stock is the only outstanding class of securities entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on March 26, 1999 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on March 26, 1999, is necessary to have a quorum allowing us to conduct business at the Annual Meeting.

        The following votes are required to approve each Proposal at the Annual
Meeting:

        o We will elect five directors at the Annual Meeting by a plurality of all the votes cast for directors at the Annual Meeting, which means that the five nominees for director with the most votes will be elected.

        o The affirmative vote by holders of a majority of the issued and outstanding shares of the common stock is required for approval of the amendment to our Restated Certificate of Incorporation.

        o The affirmative vote by the holders of a majority of the votes cast is required for the ratification of the selection of Arthur Andersen as the our independent public accountants for the year ending December 31, 1999 and other matters coming before the meeting.


        Proxies marked "abstain" with respect to the approval of the amendment to the Restated Certificate of Incorporation and the ratification of the independent public accountants and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum on those proposals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. Broker non-votes and abstentions will have the effect of a negative vote on the proposal to amend our Restated Certificate of Incorporation.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF FIVE DIRECTORS

        Our Board is constituted of two classes of directors, each of which is elected in alternate years and serves for a two-year term and until their successors are duly elected and qualified. At this year's Annual Meeting, four persons, all incumbents who have served a two-year term, have been nominated to the Board. In addition, Craig O. Morrison, our President and Chief Operating Officer, has been nominated to fill a vacancy in the class that was elected at the 1998 Annual Meeting. We agreed to nominate him as a director when we hired him as our President and Chief Operating Officer in October 1998. If elected, Mr. Morrison will serve for a one-year term until the 2000 Annual Meeting of Shareholders. Since we also extended a loan to Mr. Morrison when we hired him, his service as a director will also be contingent on approval of Proposal 2, the amendment to our Restated and Amended Certificate of Incorporation authorizing us to make loans to directors.

        Proxies not marked to the contrary will be voted "FOR" the election of the following five persons:

Name                         Age            Position with the Company             Director Since
----                         ---            -------------------------             --------------
Victor Hershaft              56             Vice Chairman,                             1989
                                               President of Apparel
                                               Identification Operations and Director

Craig O. Morrison            43             President and Chief Operating Officer

Jack Becker                  63             Director                                   1968

Leo Benatar                  69             Director                                   1996

David E. McKinney            64             Director                                   1992



Biographical Information about Nominees

      Victor Hershaft has served as our Vice Chairman since December 1998 and President of our Apparel Identification operations since January 1998. Prior to that time he served in various executive capacities with us since 1989.

      Craig O. Morrison has served as our President and Chief Operating officer since October 1998. Prior to that time Mr. Morrison was President of Van Leer Containers, USA, the North American Subsidiary of Royal Packaging Industries Van leer N.V., from 1993 to September 1998. Mr. Morrison has also held positions with General Electric Corporation and Bain & Company. Mr. Morrison served as an aviator with the United States Marine Corps.

      Jack Becker is a practicing attorney in New York State and has been a principal of the law firm of Snow Becker Krauss P.C., our outside counsel since 1977. We have retained that firm as our principal outside counsel for more than the past three years, and we expect to retain it in that capacity for the current fiscal year. Mr. Becker is a director of AFP Imaging Corporation.

      Leo Benatar is an Associated Consultant with A.T. Kearney, Inc. Mr. Benatar was Chairman of the Board of Engraph, Inc from 1981 to 1996, and Chief Executive Officer of Engraph, Inc. from 1981 to 1995. Mr. Benatar is a member of the Board of Directors of Mohawk Industries, Inc., Johns Manville Corp., Interstate Bakeries Corporation, and Aaron Rents, Inc.

      David E. McKinney is the President of the Metropolitan Museum of Art. He is also the Executive Secretary of the Thomas J. Watson Foundation and Director of the Thomas J. Watson Fellowship Program. Mr. McKinney was previously employed by International Business Machines Corporation in various capacities from 1956 until 1992, including Senior Vice President and a Member of Corporate Management Board. Mr. McKinney is a member of the Board of Directors of Organization Resource Counselors; International Executive Services Corps; Fraunhofer Center for Research in Computer Graphics; and the New York Philharmonic. Mr. McKinney is also a fellow of Brown University.

        The terms of the following four directors do not expire until 2000, and accordingly, no vote is being taken on their re-election at this Annual Meeting. All of the following Directors are incumbents who were previously elected by the shareholders.

Name                         Age            Position with the Company           Director Since
----                         ---            -------------------------           --------------
Arthur Hershaft              61             Chairman of the Board and              1961
                                              Chief Executive Officer

Thomas R. Loemker            68             Director                               1987

Walter W. Williams           64             Director                               1993

James C. McGroddy            62             Director                               1998


Biographical Information about Directors

        Arthur Hershaft has been our Chairman of the Board of Directors and Chief Executive Officer since 1986.

      Thomas R. Loemker was our Vice Chairman of the Board of Directors from September 1992 until September 1994. Mr. Loemker was also Chairman of the Board of Directors of Monarch Marking Systems, Inc. from 1995 to 1997 and President and Chief Operating Officer of Monarch Marking Systems, Inc. from 1987 until March 31, 1991.

      Walter W. Williams has been a self-employed consultant since 1991. Mr. Williams was previously employed by Rubbermaid Inc. in various capacities from 1987 until 1991, including Chairman and Chief Executive Officer. From 1956 to 1987 he was employed by General Electric Company in various capacities. Mr. Williams is a member of the Board of Directors of the Stanley Works, Corrpro Companies, Inc. and Enamelon, Inc.

      James C. McGroddy, Ph.D., has been a self-employed consultant since 1997. Dr. McGroddy was employed by International Business Machines Corporation in various capacities from 1965 through December 1996. From January 1996 through December 1996, Dr. McGroddy served as Senior Vice President and Special Advisor to the Chairman of IBM. From May 1989 to December 1995, Dr. McGroddy was Senior Vice President of Research of IBM with responsibility for approximately 2,500 technical professionals in IBM's seven research laboratories around the world. Dr. McGroddy is Chairman of the Board of Directors of Integrated Surgical Systems, Inc.

      In accordance with our retirement policy for Board members, Robert Laidlaw, who has been a director since 1987, will not stand for re-election. In addition, John Paxton resigned from the Board of Directors, effective October 28, 1998. Consequently, two vacancies currently exist on the Board of Directors. If the Governance and

Nominating Committee identifies appropriate candidates, the Board of Directors will consider recommending their appointment to the Board.

        In addition to Messrs. Arthur Hershaft, Craig O. Morrison and Victor Hershaft, the following individuals serve as our Executive Officers:

Name                         Age            Position with the Company
----                         ---            -------------------------
Jack R. Plaxe                57             Senior Vice President and Chief Financial Officer

Daniel S. Bishop             49             Vice President, Secretary and General Counsel

        Jack R. Plaxe was our Vice President and Chief Financial Officer from August 1993 through March 1997, when he resigned. In December 1997, he was appointed our Senior Vice President and Chief Financial Officer. Prior to Mr. Plaxe's service with us, he was employed in various capacities with AmBase Corporation, including Chief Financial Officer and Executive Vice President.

        Daniel S. Bishop has been our Vice President, Secretary and General Counsel since November 1997. Prior to that time, Mr. Bishop was General Counsel, Secretary and Vice President of Strategic Development and Human Resources of Monarch Marking Systems, Inc., since March 1996. From March 1993 to March 1996, Mr. Bishop was Vice President and Associate General Counsel of Western Atlas, Inc. From 1977 to February 1993, Mr. Bishop served in various capacities with Litton Industries, Inc. including Vice President and Group Counsel of the Industrial Automation Systems Group.


                     MEETINGS OF THE BOARD OF DIRECTORS AND
                        INFORMATION REGARDING COMMITTEES

        The Board of Directors held five meetings in 1998. All Directors attended at least 75% of the total number of Board meetings and of the meetings of committees on which each Director served.

        The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

        The Audit Committee is composed of Thomas R. Loemker (Chairman), Leo Benatar, and James C. McGroddy. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures, reviewing the effectiveness of procedures intended to prevent violations of law and regulation, reviewing the status of Year 2000 compliance, and reviewing our Business Ethics Program, including a review of environmental issues. The Audit Committee held five meetings in 1998.

        The Compensation Committee is composed of David McKinney (Chairman), Robert Laidlaw and Walter Williams. The duties of this Committee include recommending to the Board remuneration for our officers, determining the number and issuance of options under our 1990 Employee Stock Option Plan and 1997 Incentive Stock Option Plan and recommending the establishment of and monitoring a compensation and incentive program for all of our executives. The Compensation Committee held two meetings in 1998.

        The Governance and Nominating Committee is composed of Leo Benatar (Chairman), Walter Williams and David E. McKinney. The duties of this Committee include recommending nominees to serve on the Board of Directors to fill vacancies, administering searches for executive officers and evaluating and improving the effectiveness of our organization. The Governance and Nominating Committee held one meeting in 1998. Shareholders desiring to recommend director candidates for consideration by the Governance and Nominating

Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data, and qualifications.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table indicates how many shares of common stock was beneficially owned, as of March 26, 1999 by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) our Chief Executive Officer and each of our other four most highly compensated officers and (4) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 47,224,744 shares outstanding on March 26, 1999. The address of each of the directors and executive officers listed below is c/o Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604.

                                                                          Percentage of
                                              Amount and Nature           Outstanding
Name and Address                           of Beneficial Ownership        Shares Owned
----------------                           -----------------------        ------------
Arthur Hershaft                                4,744,919(1)                  10.02%

Victor Hershaft                                1,280,943(2)                   2.70%

Craig O. Morrison                                    -0-(3)                   -0-

John Paxton                                      163,786(4)                     *

Jack R. Plaxe                                     76,107(5)                     *

Daniel S. Bishop                                 104,249(6)                     *

Jack Becker                                      189,218(7)(8)                  *

Leo Benatar                                       30,584(9)                     *

Thomas R. Loemker                                517,229(10)                  1.09%

James C. McGroddy                                 15,000(11)                    *

David E. McKinney                                 58,963(12)(7)                 *

Walter W. Williams                                42,623(7)                     *

Thomas W. Smith
Thomas N. Tryforos
323 Railroad Avenue
Greenwich, CT  06830                           3,940,967(13)                  8.35%

All directors and executive officers
as a group (12 persons)                        7,059,835(14)                 14.80%

----------
*     Represents less than 1% of our outstanding common stock.

(1) Includes 93,908 shares issuable upon the exercise of presently exercisable stock options. Also includes 643,512 shares held by Mr. Hershaft in trust for the benefit of his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 131,504 shares of common stock which are not currently exercisable.

(2) Includes 57,813 shares issuable upon the exercise of presently exercisable stock options. In addition, includes 186,740 shares owned of record by Mr. Hershaft's wife, as to which shares Mr. Hershaft disclaims beneficial ownership, and 146,564 shares held by Mr. Hershaft as custodian for his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 61,132 shares of common stock which are not currently exercisable.

(3) Does not include options to purchase 335,000 shares of common stock which are not presently exercisable.

(4) Includes 6,250 options to acquire a like number of shares of common stock at an exercise price of $15.375 per share. Does not include options to purchase 18,750 shares of common stock which are not currently exercisable. Mr. Paxton resigned as Executive Vice President and President of Printing Solutions effective October 28, 1998.

(5) Includes 26,257 options to acquire a like number of shares of common stock at an exercise price of $15.6875 per share. Does not include options to purchase 93,774 shares of common stock which are not currently exercisable.

(6) Includes 101,749 options to acquire a like number of shares of common stock at an exercise price of $6.70 per share and 2,500 options to acquire a like number of shares of common stock at an exercise price of $15.375 per share. Does not include options to purchase 17,500 shares of common stock, which are not currently exercisable.

(7) Includes 18,311 options to acquire a like number of shares of common stock at an exercise price of $5.63 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $10.24 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $15.60 per share and 6,000 options to acquire a like number of shares of common stock at an exercise price of $14.375 per share.

(8) Includes 100,072 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership and 6,250 shares held by a charitable foundation of which Mr. Becker is the President.

(9) Includes 7,813 options to acquire a like number of shares of common stock at an exercise price of $7.60 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $10.24 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $15.60 per share and 6,000 options to acquire a like number of shares of common stock at an exercise price of $14.375 per share.

(10) Includes 6,104 options to acquire a like number of shares of common stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $10.24 per share, 6,104 options to acquire a like number of shares of common stock at an exercise price of $15.60 per share 6,000 options to acquire a like number of shares of common stock at an exercise price of $14.375 per share and 22,070 shares held by Mr. Loemker's wife.

(11) Includes 6,000 options to acquire a like number of shares of common stock at an exercise price of $15.375 per share and 6,000 options to acquire a like number of shares of common stock at an exercise price of $14.375 per share.

(12) Does not include 1,406 shares owned by Mr. McKinney's wife, as to which Mr. McKinney disclaims beneficial ownership.

(13) Represents shares of common stock beneficially owned as of February 12, 1999, as indicated on the report on Form 13G, by Messrs. Smith and Tryforos as investment managers for certain managed accounts consisting of three private investment limited partnerships, of which each of Messrs. Smith and Tryforos is a general partner, an employee profit sharing plan of a corporation of which Mr. Smith is the sole shareholder, for which both Messrs. Smith and Tryforos are trustees, and a trust for the benefit of a family member of Mr. Smith, for which Mr. Smith is a trustee. Each of Messrs. Smith and Tryforos has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 3,537,464 shares; Mr. Smith has sole power to vote and dispose of 403,503 shares and Mr. Tryforos has sole power to vote and dispose of 4,950 shares.

(14) Includes 472,429 shares issuable upon the exercise of currently exercisable options. Does not include shares beneficially owned by John Paxton.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

             The following table summarizes the aggregate compensation that we paid to our Chief Executive Officer and our four other most highly compensated executive officers for services rendered during the last three fiscal years:

                                  Annual Compensation                  Long Term Compensation
                         -------------------------------------     --------------------------------
                                                                                      All Other
Name and Principal       Year          Salary ($)    Bonus ($)     Options (#) (1) Compensation ($)
------------------       ----          ----------    ---------     --------------- ----------------
Position
--------
Arthur Hershaft          1998          $407,692             0          50,000
Chairman and CEO         1997          $370,135      $147,450          37,500
                         1996          $357,618      $502,918          39,063      $250,000(2)

Victor Hershaft (3)      1998          $338,384      $ 16,107          25,000
Vice Chairman and        1997          $321,706      $102,550          25,000
President Apparel ID     1996          $310,827      $349,680          19,532
Operations

Craig O. Morrison        1998          $ 96,635      $100,000(5)      300,000
President and Chief
Operating Officer(4)

John W. Paxton (6)(7)    1998          $363,000      $ 64,886            -
Executive Vice           1997          $297,214      $128,092         626,148(8)
President

Jack Plaxe (9)           1998          $234,423             0            -
Chief Financial Officer  1997          $ 59,223             -         105,031
                         1996          $177,606      $166,506

Daniel S. Bishop (6)(10)
Vice President and       1998          $199,766             0          10,000
General Counsel          1997          $156,876      $ 51,634         101,749(6)

----------
(1) Represents stock options granted under either our 1990 Employee Stock Option Plan or our 1997 Incentive Stock Option Plan, as adjusted for stock splits effectuated in the form of stock dividends and stock dividends declared and issued subsequent to the grant of such options.

 (2) Represents a special bonus paid in recognition of extraordinary services performed in 1996, including the agreement to purchase the balance of the interest of Monarch Holdings, Inc. that we did not own, the expansion of our business overseas, and the general increase in our results of operations.

 (3) Mr. Hershaft was appointed Vice Chairman in December 1998 and President of our Apparel Identification operations in January 1998. Prior to that time, he served as President and Chief Operating Officer of Paxar Corporation.

 (4) Mr. Morrison became President and Chief Operating Officer effective October 1, 1998.

 (5) Represents the bonus paid to Mr. Morrison on becoming President and Chief Operating Officer.

 (6) Mr. Paxton was appointed Executive Vice President and President of our Printing Solutions operations in January 1998. Prior to that time, Mr. Paxton served as President of Monarch Marking Systems, Inc., since October 1995. Mr. Paxton resigned as an officer on October 28, 1998.

 (7) Salary and bonus reflect compensation we paid following our acquisition of Monarch Holdings, Inc., in March 1997.

 (8) Represents options granted under our 1990 Plan in exchange for options to purchase shares of Monarch Holdings, Inc.

 (9) Mr. Plaxe resigned as Vice President and Chief Financial Officer in March 1997 and was appointed Senior Vice President and Chief Financial Officer in December 1997.

(10) Mr. Bishop was appointed Vice President, General Counsel and Secretary in November 1997. Prior to that time, Mr. Bishop was General Counsel, Secretary and Vice President of Strategic Development and Human Resources of Monarch Marking Systems, Inc., since March 1996.


Option Grants in Last Fiscal Year


             The following table gives more information on stock options granted during the last fiscal year. We granted a total of 983,000 stock options to all of our employees in the year ended December 31, 1998.




                        Number of        Percent of                                Potential Realizable Value
                       Securities      Total Options     Exercise                   at Assumed Annual Rates
                       Underlying       Granted to        or Base                 of Stock Price Appreciation
                         Options       Employees in        Price    Expiration          for Option Term
Name                    Granted(#)      Fiscal Year       ( $/SH)      Date           5%               10%
----                  -------------    ------------      ----------------------   ----------        ------
Arthur Hershaft             5,913           0.60%         $16.91     1/21/03         $16,041        $46,426
                           44,087           4.48%         $15.375    1/21/08        $426,288     $1,080,299

Victor Hershaft            25,000           2.54%         $15.375    1/21/08        $241,731       $612,595

Craig O. Morrison         300,000          30.48%         $ 9.625     8/5/08      $1,815,933     $4,601,931

John W. Paxton             25,000           2.54%         $15.375    1/21/08        $241,731       $612,595

Jack Plaxe                     --          --              --             --              --             --

Daniel S. Bishop           10,000           1.02%         $15.375    1/21/08         $96,693       $245,038


        Stock options granted under our 1990 Employee Stock Option Plan and 1997 Incentive Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of both plans, incentive stock options may be granted to our officers and other key employees for a maximum term of 10 years. The price per share of an incentive stock option may not be less than the fair market value of our common stock on the date the option is granted. However, options granted to persons owning more than 10% of our common stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of our common stock on the date the option is granted. Only options granted up to a fair market value of $100,00 worth of common stock (the value being determined as of the date of the grant) exercisable for the first time during any calendar year can qualify as incentive stock options under the Internal Revenue Code.


Aggregated Option Exercises in Last Fiscal Year And Fiscal Year End Option
Values

        The following table shows the number and value of stock options that each of the persons named below exercised during the year ended December 31, 1998. It also shows the number of exercisable and unexercisable options each of those persons held at the end of 1998, as well as the amount he would have received had he exercised his options on December 31, 1998. On that date, the last reported sales price of our common stock was $8.9375.

                                                    Number of Securities                 Value of Unexercised In-the-
                  Shares                            Underlying Unexercised                  Money Options/SARs at
                  Acquired on       Value           Options/SARs at FY-End (#)                   FY-End ($)(1)
Name              Exercise (#)      Realized        Exercisable      Unexercisable(1)    Exercisable       Unexercisable(1)
----              ------------      --------        -----------     --------------       -----------       -------------
                                    ($)
Arthur
Hershaft             61,036           $168,138         57,258            118,134           $146,719           $27,616

Victor
Hershaft             24,417          $  81,279         34,326             59,620          $  79,834           $33,239

Craig O.
Morrison                 --                 --             --            300,000                 --             --

John W.
Paxton               363,648        $2,943,701             --             25,000                 --             --

Jack R. Plaxe
                       --            --                26,257             78,774                 --             --

Daniel S.
Bishop                 --            --               101,749             10,000           $227,256             --

---------------------
(1) The figures have been adjusted for stock splits effectuated in the form of stock dividends, and stock dividends declared and issued subsequent to the date of grant of such options.


Compensation of Directors

        Directors who are also our employees receive no fee for their services as directors. We established a policy in 1993 to compensate each of our outside directors, and amended the policy in 1997 to increase the annual fee from $12,000 to $15,000, to increase the fee for attendance at committee meetings from $600 to $750, and to eliminate the initial stock option grant to new directors where the director would also receive another grant of stock options during his or her first year of service. Pursuant to the revised policy, the grant of options to newly appointed directors will be such that only one grant is made during the first year of service, after which the newly appointed directors will receive the same grants on the same basis as all other directors. The revised policy continues to entitle each director to be paid $1,000 for attendance at each meeting of the Board of Directors and each committee chairman to be paid $1,000 per annum in such capacity.

        Under our Deferred Compensation Plan for Directors, which was approved at our 1998 Annual Meeting, directors who are not employees can defer receipt of their fees and have them credited to an account that is based on Units determined by reference to our common stock. If a director elects to defer his fees, we will credit his account with Units equal to that number of shares that the fees would have bought based on the closing price of our common stock on the previous day. The number of Units will increase with stock splits or stock dividends and upon payment of cash dividends; the number of Units will decrease with reverse stock splits and similar reorganizations. When a director elects to receive payment for his deferred fees, he will receive an amount equal to the number of Units in his account multiplied by the closing price of our common stock on the day before the election.

Employment Contracts and Termination of Employment and Change of Control Arrangements

        Arthur Hershaft's Employment Agreement

        Basic package. On December 16, 1986, we entered into an employment agreement with Arthur Hershaft, the Chairman of the Board and Chief Executive Officer. The agreement provides for an initial term of five years and was renewed at Mr. Hershaft's option, for an additional five years. Thereafter, the contract is automatically renewed annually unless either we or Mr. Hershaft elect to terminate it. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1999 will be $420,000.

        Incentive compensation and other features. Mr. Hershaft is a participant in our incentive compensation programs and is entitled to receive other fringe benefits available to our executives. In the event of his permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy that we maintain for Mr. Hershaft, provided that the premiums for such disability insurance do not exceed $15,000 per annum.

        Termination and change in control features. Mr. Hershaft may resign as an active employee and become a consultant to us following the conclusion of the term of the employment agreement. If Mr. Hershaft becomes a consultant, he will be entitled to receive annual compensation of $150,000 for each year in which he acts as a consultant prior to his 65th birthday and annual compensation of $250,000 for each year in which he acts as a consultant following his 65th birthday. The aggregate length of Mr. Hershaft's consulting term is to be 10 years. If there is a change in the persons that control us that Mr. Hershaft and a majority of our Board of Directors oppose, Mr. Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Mr. Hershaft opposes a change in control, but the majority of the Board of Directors vote in favor of such change, then Mr. Hershaft may terminate his employment and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Mr. Hershaft's ability to compete with us.

        Victor Hershaft's Employment Agreement

        Basic package. On February 13, 1989, we entered into an employment agreement with Victor Hershaft, which was amended as of October 1, 1998. The amended contract provides for Mr. Hershaft to be our Vice Chairman, the President of the Apparel Identification operations and a member of the Executive Management Committee. Mr. Hershaft will receive annual cost of living increases in salary. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1999 will be $348,000.

        Incentive compensation. Mr. Hershaft is also a participant in our incentive compensation program and is entitled to receive other fringe benefits available to our executives. We also maintain a $200,000 life insurance policy on Mr. Hershaft's life, payable to beneficiaries named by Mr. Hershaft. In the event of a permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy we maintain on Mr. Hershaft's behalf, provided that the premiums for such disability insurance do not exceed $7,500 per annum.

        Termination and change in control features. The term of Mr. Hershaft's agreement ends on February 13, 2004; however, Mr. Hershaft may terminate the agreement effective February 13, 2000, on proper notice. After February 13, 2004, the agreement is automatically renewed annually unless either we or Mr. Hershaft elects to terminate it. If the agreement is not renewed, in some circumstances, Mr. Hershaft may act as our exclusive manufacturers' representative on agreed terms and conditions, or may elect to receive full compensation and benefits for two years, including the continued exercisability of stock options, or may act as a part-time consultant for up to ten years at $125,000 per year. If there is a change in the persons that control us that Victor Hershaft, Arthur Hershaft and a majority of our Board of Directors oppose, Victor Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Victor Hershaft and Arthur Hershaft oppose a change in control, but the majority of the Board of Directors vote in favor of such change, then Victor Hershaft may terminate his employment upon such change in control and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Victor Hershaft's ability to compete with us.

        Craig O. Morrison's Employment Agreement

        Basic Package. On August 6, 1998, we entered into an employment agreement with Craig O. Morrison, our President and Chief Executive Officer. We granted Mr. Morrison an option to purchase 300,000 shares and have agreed to grant him annual stock options to purchase a minimum of 35,000 shares. He also received a bonus of $100,000 on signing the agreement. We have also agreed to nominate Mr. Morrison for election to the Board of Directors, subject to the shareholders approval of the amendment to our Restated Certificate of Incorporation to permit loans to directors who are also officers. Mr. Morrison fixed compensation for the fiscal year ending December 31, 1999 will be $375,000.

        Incentive Compensation. Mr. Morrison is also a participant in our incentive compensation program and is entitled to receive other fringe benefits available to our other executives. We also maintains a $200,000 life insurance policy on Mr. Morrison's life, payable to us.

        As part of his compensation arrangement, we made a $200,000 interest free loan to Mr. Morrison, which he is required to repay in three annual installments of $66,666 beginning October 1, 2002. We have agreed to forgive the repayment of one-half of the loan if our adjusted share price reaches $20 per share and stays at that price for 30 consecutive trading days anytime before October 1, 2002. The balance will also be forgiven when the adjusted share price reaches $30 per share for thirty consecutive trading days. Any balances that are not forgiven will have to be repaid. We also made an interest-free $122,500 loan to Mr. Morrison to assist him with the purchase of his house. This loan is payable on demand.

        Termination and change in control features. The employment agreement provides for an initial term until January 1, 2002. If we terminate Mr. Morrison's employment without cause prior to that date or we do not make him our Chief Executive Officer prior to that date and he elects to terminate his employment, we will pay him one year's salary and all previously granted stock options will become immediately exercisable. In either case, Mr. Morrison will have to repay the outstanding balance of all our loans to him.

Compensation Committee Interlocks and Insider Participation

        Members of the Compensation Committee have never served as our officers or employees or officers or employees of any of our subsidiaries. During the last fiscal year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

        Executive Compensation Policy. The Compensation Committee of the Board of Directors seeks to attract and retain key executive personnel to improve shareholder value by enhancing corporate performance. The Committee's philosophy is to base executive compensation on short and long term performance criteria. It believes that those criteria will provide the motivation and incentive for outstanding performance by executive officers.

        The following statements summarize the policies that guide the Committee's executive compensation decisions. Our executive compensation program is designed to:

        o Create an inducement and motivation for executive officers to sustain our growth and increase market share.

        o Align the financial interests of the executive officers with those of the our shareholders by encouraging executive officers to have significant ownership of our common stock.

        o  Reward above-average returns to shareholders.

        o  Induce corporate loyalty in both the short and long term.

        Our executive compensation program has three major components: base salaries, annual incentives, and long-term incentives.

        Base Salaries. Our executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. The base salaries of Arthur Hershaft, our Chief Executive Officer and Chairman of the Board of Directors, Craig O. Morrison, our President and Chief Operating Officer and Victor Hershaft, our Vice Chairman and President of the Apparel Identification operations, are determined under the terms of their respective employment contracts with us. Apart from any contractual commitments, the Compensation Committee intends to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience and to place more emphasis on the incentive portion of executive compensation, thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

        Annual Incentive Compensation. The Compensation Committee has adopted an annual incentive compensation program based upon corporate performance criteria to augment the base salaries paid to executive officers. Under the incentive compensation program, performance is measured as a function of our improvement in earnings per share from year to year, and in some cases a combination of return on assets, growth in sales, cash flow and operating profit. Each year, the Compensation Committee establishes "target" bonus awards for executive officers. For 1999, the target incentive bonus award will be paid to Arthur Hershaft, Craig O. Morrison, Jack Plaxe and Daniel Bishop if the growth in earnings per share is 20%. We will not pay any bonus unless the growth in earnings per share is at least 5%. We will pay the maximum bonus award of 200% of target if growth in earnings per share is 40% or more. The "target" bonus award with respect to Arthur Hershaft, Paxar's Chief Executive Officer, is 75% of base salary if the growth in earnings per share is 20% or more.

        The incentive compensation for the other officers in the program, including Victor Hershaft, James Wrigley, Kenneth Cassady and Richard Marshall, will be based on our earnings per share and a combination of certain criteria, return on assets, growth in sales, cash flow and operating profit, weighted to reflect the particular circumstances of the operating unit for which each participant is responsible.

        For 1998, we paid Victor Hershaft a bonus of $16,107. We did not pay any other bonuses to executive officers for 1998.


Long-Term Incentives

        We have also established two stock option plans, under which we award executive officers periodically with stock options. Stock option plans are designed to encourage executives to acquire an equity interest in the Company, thereby aligning their long-term financial interests with those of the shareholders.

        In September 1998, we authorized a grant of 300,000 ten-year options at an exercise price of $9.625 per share to Craig O. Morrison in connection with hiring him as our President and Chief Operating Officer. These options vest 100,000 shares per year beginning October 1, 2001. In January 1999, we authorized the grants of stock options to the executive officers listed below. Unless otherwise indicated, the exercise price of the options was equal to the closing market price on the date of grant, and the options vest 25% per year over four years and expire ten years from the date of grant. We believe that these grants are consistent with our compensation policies as they encourage performance that contributes to our overall profitability and increases the price of our common stock.

        Executive          Number of Options          Exercise Price
        ---------          -----------------          --------------
        Arthur Hershaft        40,106                     $ 9.188
                                9,894*                     10.107*
        Victor Hershaft        25,000                       9.188
        Craig O. Morrison      35,000                       9.188
        Jack Plaxe             15,000                       9.188
        Daniel S. Bishop       10,000                     $ 9.188

----------
* These incentive stock options expire five years after date of grant and have an exercise price of 110% of the closing market price on the date of grant.

        Submitted March 28, 1999 by the members of the Compensation Committee.

                           David E. McKinney, Chairman
                                 Robert Laidlaw
                               Walter W. Williams


                                PERFORMANCE GRAPH

        The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on our common stock with (b) the total return on the Standard & Poor's 500 Composite Index, (c) the total return on the Russell 2000 Index, and (d) the total return on a peer group index. We have added the Russell 2000 Index this year, because we believe we fit better into the category of companies that it covers than into the S&P 500. The Russell 2000 Index is a small capitalization index. The average market capitalization of companies included in the Index is approximately $592 million, with the largest company having a capitalization of approximately $1.4 billion. The peer group is an index weighted by the relative market capitalization of the following nine companies which were selected for being in industries related to ours (product identification, bar-code, apparel, textile, ribbon manufacturing and printing), for having revenues between $100 million and $2.5 billion in their most recently reported fiscal years and for having five-year compound annual revenue growth of at least 10%. The nine are: Moore Corporation Limited, PSC Inc., The Reynolds & Reynolds Company, Standard Register Co., Symbol

Technologies, Inc., Wallace Computer Services, Inc., Zebra Technologies Corporation, Unova, Inc. and Telxon Corporation.

        The following graph assumes that $100 had been invested in each of Paxar Corporation, the S&P 500, the Russell 2000,and the nine-member 1998 Peer Group on December 31, 1993.





               PAXAR CORPORATION        PEER GROUP INDEX         S&P 500 INDEX       RUSSELL 2000 INDEX
               -----------------        ----------------         -------------       ------------------
Dec 93               100                      100                     100                   100
Dec 94               82.64                    105.69                  101.32                98.19
Dec 95               136.88                   143.4                   139.4                 126.11
Dec 96               222.75                   172.19                  171.41                147.05
Dec 97               239.1                    165.51                  228.59                179.9
Dec 98               144.26                   188.93                  293.92                174.86

        The immediately preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of
Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Plant Lease

        We lease a plant located in Sayre, Pennsylvania, from certain present and former principal shareholders and certain of their heirs at an annual rental of $108,000. Management believes that the terms of this transaction are no less favorable to Paxar than the terms obtainable from non-affiliated persons.


Other Relationships and Related Transactions

        The law firm of Snow Becker Krauss P.C., of which Jack Becker is a principal, serves as our principal outside counsel.

        We have procured directors and officers' liability insurance from Federal Insurance Company under a contract dated March 31, 1998 at an aggregate annual premium of $146,500. The policies insures us and our directors and officers in accordance with the indemnification provisions of the New York Business Corporation Law.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE
                    "FOR" THE NOMINEES LISTED IN PROPOSAL 1.


PROPOSAL 2.    TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO ALLOW US
               TO MAKE LOANS TO DIRECTORS WHO ARE ALSO OFFICERS


        Before 1997, Section 714 of the New York Business Corporation Law prohibited a New York corporation from making or guaranteeing loans to its directors without shareholder approval. The New York BCL was amended in 1997 to permit a New York corporation to make loans to its directors if shareholders specifically approve the loan or guarantee or if the board determines that the loan or guarantee benefits the corporation and either approves the loan or guarantee or a plan authorizing loans or guaranties.

        It is our policy to provide compensation packages to our directors, officers and employees that are commensurate with those offered by our competitors. Those compensation packages frequently include interest-free or low-interest loans or loan guarantees and, in the case of officers, provide that the officer will be nominated to the company's board of directors. We have found that we may be at a competitive disadvantage in attracting and retaining high caliber personnel if we cannot make loans to directors who are also our officers. The Board has determined that to remain competitive in the market for qualified officers, it is necessary for us to have the ability to make loans to our directors who are also officers.

        Since we were incorporated before the BCL was amended in 1997 to permit New York corporations to make or guarantee loans to their directors, the BCL requires us to amend our Restated Certificate of Incorporation to permit us to make those loans. Therefore, our Board of Directors has approved an amendment to our Restated Certificate of Incorporation authorizing us to make loans to directors who are also our officers, if the Board determines that the loan or guarantee benefits us and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. A copy of the text of the amendment is attached to this Proxy Statement as Exhibit A.

        When we hired Craig O. Morrison as our President and Chief Operating Officer in October 1998, we made a loan to him as described under "Certain Relationships and Related Transactions" above. This prevented us from also appointing him as a director at that time. We agreed, however, to nominate him for election as a director subject to shareholder approval of this amendment. If the shareholders do not approve this amendment, Mr. Morrison would either have to repay his loan or he would have to decline to serve as a director. Mr. Morrison has indicated that he would decline to serve as a director if the amendment is not approved.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.



PROPOSAL 3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the Audit Committee and the approval of the Board of Directors, Arthur Andersen LLP has been appointed to serve as our independent public accountants for the fiscal year 1999. The Board seeks to have the shareholders ratify the appointment of Arthur Andersen.

        Arthur Andersen has been our independent public accountants since November 1979. We paid Arthur Andersen $870,000 for audit and audit related fees during the past fiscal year. They have no financial interest, either direct or indirect, in us. We expect a representative of Arthur Andersen to attend our 1999 Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from shareholders. If our shareholders do not ratify the appointment of Arthur Andersen, the Board of Directors may appoint other independent public accountants upon the recommendation of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than ten percent of our equity securities are required by regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of those reports we have received, or written representations that no other reports were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 1998.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        If you wish to submit proposals for possible inclusion in the Proxy Statement intended for our 2000 Annual Meeting of Shareholders, we must receive them no later than December 3, 1999 in order for them to be included in the Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be mailed to Paxar Corporation, to the attention of our Secretary, Daniel S. Bishop, 105 Corporate Park Drive, White Plains, New York 10604. In addition, our bylaws specify procedures for notifying us of nominations for director and other business to be properly brought before any meeting of shareholders. You may also obtain a copy of our bylaws from the Secretary.

                         OUR ANNUAL REPORT ON FORM 10-K

        If you own our common stock, you can obtain copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC, including the financial statements, without charge, by writing to Investor
Relations: Attn: Ms. Annette Geraghty, Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604 and you can also find our Annual Report on the SEC's website at www.sec.gov.


White Plains, New York                      By Order of the Board of Directors
April 7, 1999

                                            Daniel S. Bishop, Secretary

                                                                       EXHIBIT A


NINTH: Pursuant to Section 714 of the Business Corporation Law of the State of New York, the Corporation may make or guarantee a loan to a director who is also an officer of the corporation if the board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                      PAXAR CORPORATION

                                ANNUAL MEETING OF SHAREHOLDERS



             The undersigned, a holder of Common Stock of Paxar Corporation, a New York corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 7, 1999, and hereby appoints ARTHUR HERSHAFT and DANIEL S. BISHOP, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of Paxar held of record by the undersigned on March 26, 1998 at the Annual Meeting of Shareholders of Paxar, to be held on May 7, 1999 at 9:30 a.m., at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, and any adjournment or adjournments thereof, as follows:



                         (To be Signed on Reverse Side)

1.    ELECTION OF DIRECTORS, as provided in Paxar's Proxy Statement:

              FOR all nominees listed below        WITHHOLD
                                                   AUTHORITY
                                                   To vote for all
                                                   nominees listed below.
                     [   ]                                  [   ]


(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

        Nominees:    Victor Hershaft
                     Craig O. Morrison
                     Jack Becker
                     Leo Benatar
                     David E. McKinney

2. To approve the amendment to Paxar's Restated Certificate Of Incorporation to permit it to make loans to directors who are also officers.

             [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP, as Paxar's independent auditors for the year ending December 31, 1999.

             [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

Signature(s)

____________________________________________________________________________

Date: ______________________________,1999

The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.




                                       -3-